UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio  45463

877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 30, 2006, NewPage Corporation (the “Company”) entered into an Amendment No. 1 to the Asset Purchase Agreement with P.H. Glatfelter Company to sell the carbonless paper business. The amendment addressed certain closing issues.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On April 3, 2006, the Company completed the previously announced sale of the carbonless paper business, including a paper mill in Chillicothe, Ohio and a converting facility in Fremont, Ohio, to P.H. Glatfelter Company for a cash sales price of $80 million, plus an estimated working capital adjustment of $1.8 million, subject to certain post-closing adjustments. The Company plans to invest the proceeds in its business or use the proceeds to repay indebtedness, or both, in accordance with the terms of the Company’s debt instruments.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits

10.1                           Amendment No. 1 to the Asset Purchase Agreement among the Company, Chillicothe Paper Inc. and P.H. Glatfelter Company dated March 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE CORPORATION

Date:	April 4, 2006	By:	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer